UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 14, 2006

PETCO ANIMAL SUPPLIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23574	20-2148979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9125 Rehco Road

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 453-7845

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 14, 2006, the Compensation Committee of the Board of Directors of PETCO Animal Supplies, Inc. (the “Company”) approved the grant of an aggregate of 127,500 restricted stock units to be settled in shares of the Company’s common stock to a group of the Company’s executive officers. The grants were made under the Company’s 2002 Incentive Award Plan.

The grants to executive officers were as follows: Brian K. Devine, Chairman of the Board (25,000 units); James M. Myers, Chief Executive Officer (30,000 units); Bruce C. Hall, President and Chief Operating Officer (16,250 units); David Bolen, Executive Vice President and Chief Merchandising Officer (15,000 units); Rodney Carter, Senior Vice President and Chief Financial Officer (8,750 units); Frederick W. Major, Senior Vice President, Information Systems (6,250 units); Keith G. Martin, Senior Vice President, Operations (6,250 units); Janet D. Mitchell, Senior Vice President, Human Resources and Administration (6,250 units); Razia Richter, Senior Vice President, Supply Chain (7,500 units); and William M. Woodward, Senior Vice President, Business Development (6,250 units).

The restricted stock units vest as to one-third of the units granted to an individual upon such individual’s completion of one year of service with the Company from the date of grant, and as to an additional one-third for each year of service thereafter, until fully vested, except as otherwise provided in the restricted stock unit agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 20, 2006	PETCO ANIMAL SUPPLIES, INC.

	By:	/s/ Rodney Carter
Rodney Carter Senior Vice President and Chief Financial Officer

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